                                                                  EXHIBIT (G)(6)

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA
-------------------------------------X
 KENNETH STEINER,                    :
                                     :
                         Plaintiff,  :
                                     :          Civ. Action No.
                v.                   :          97-4605 (WHY)
                                     :
 RHONE-POULENC S.A.,                 :
                                     :
                         Defendant.  :
                                     :
-------------------------------------X


                          MOTION TO DISMISS COMPLAINT
                          ---------------------------

        Defendant Rhone-Poulenc S.A. hereby moves this Court for an Order dismissing plaintiff's Complaint for insufficient service of process pursuant to

Fed. R. Civ. P. 12(b)(5), for failure to state a claim pursuant to Fed. R. Civ.

P. 12(b)(6), and for such other and further relief as the Court may deem just and proper. In support of its motion, defendant Rhone-Poulenc S.A. relies upon the accompanying Memorandum of Law and the annexed declaration of Yves Brissy.

        Defendant Rhone-Poulenc S.A. requests that the Court schedule oral argument on the motion.

Dated:  August 6, 1997
        Philadelphia, Pennsylvania

                                        /s/ Martha Johnston
                                        -------------------
                                        Jay A. Dubow
                                        Martha Johnston
                                        WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP
                                        Twelfth Floor Packard Building
                                        S.E. Corner 15th and Chestnut Streets
                                        Philadelphia, PA  19102-2678
                                        (215) 977-2058

                                        Counsel for Defendant Rhone-Poulenc S.A.

Of Counsel:

Kenneth M. Kramer
Kathryn Tabner
Jennifer M. Dehmel
SHEARMAN & STERLING
153 East 53rd Street
New York, NY  10022
(212) 848-4000

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA
--------------------------------------x
 KENNETH STEINER,                       :
                                        :
                        Plaintiff,      :
                                        :       Civ. Action No.
                                        :       97-4605 (WHY)
                v.                      :
                                        :
RHONE-POULENC S.A.,                     :
                                        :
                        Defendant.      :
--------------------------------------x



               DEFENDANT RHONE-POULENC S.A.'S MEMORANDUM OF LAW
               IN SUPPORT OF ITS MOTION TO DISMISS THE COMPLAINT
               -------------------------------------------------

                        Jay A. Dubow
                        Martha Johnston
                        WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP
                        Twelfth Floor Packard Building
                        S.E. Corner 15th and Chestnut Streets
                        Philadelphia, PA 19102-2678
                        (215)977-2058

                        Counsel for Defendant Rhone-Poulenc S.A.

Of Counsel:

Kenneth M. Kramer
Kathryn Tabner
Jennifer M. Dehmel
SHEARMAN & STERLING
153 East 53rd Street
New York, NY 10022
(212) 848-4000

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PRELIMINARY STATEMENT.......................................................   1

STATEMENT OF FACTS..........................................................   2

ARGUMENT....................................................................   3

 I.   Plaintiff's Service of RPI is Insufficient Service on Rhone-Poulenc...   3

 II.  The Complaint Must be Dismissed as it Fails to Allege that Rhone-Poulenc
      Has Commenced a Tender Offer..........................................   4

CONCLUSION..................................................................   8

                             TABLE OF AUTHORITIES

                                     CASES

Akzona Inc. v. E.I. Du Pont de Nemours & Co., 607 F.Supp. 227 (D.Del. 1984)....3
--------------------------------------------

E.H.I. of Florida, Inc. v. Insurance Co. of N. Am., 499 F.Supp. 1053 (E.D.Pa
--------------------------------------------------
1980), affd, 652 F.2d 310 (3rd Cir. 1981)....................................6,7
       ----

Hanson Trust PLC v. SCM Corp., 774 F.2d 47 (2d Cir. 1985)....................5,6
-----------------------------

Lasky v. Continental Prods. Corp., 97 F.R.D. 716 (E.D. Pa. 1983)...............3
---------------------------------

Mirrow v. Club Med. Inc., 118 F.R.D. 418 (E.D. Pa. 1986).......................3
------------------------

Pension Benefit Guar. Corp. v. White Consol. Indus. Inc., 998 F.2d 1192
--------------------------------------------------------
(3d Cir. 1993), cert. denied, 510 U.S. 1042 (1994).............................4
                ------------

Sturm v. Clark, 835 F.2d 1009 (3d Cir. 1987)...................................4
--------------

Wellman v. Dickinson, 475 F. Supp. 783 (S.D.N.Y. 1979), affd. 682 F.2d 355 (2d
--------------------                                    -----
Cir. 1982), cert. denied, 460 U.S. 1069 (1983).................................5
            ------------


                                   STATUTES

Fed. R. Civ. P. 12(b)(5) and
12(b)(6).......................................................................1

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA
-------------------------------------X
 KENNETH STEINER,                    :
                                     :
                         Plaintiff,  :
                                     :          Civ. Action No.
                v.                   :          97-4605 (WHY)
                                     :
 RHONE-POULENC S.A.,                 :
                                     :
                         Defendant.  :
                                     :
-------------------------------------X

               DEFENDANT RHONE-POULENC S.A.'S MEMORANDUM OF LAW
               IN SUPPORT OF ITS MOTION TO DISMISS THE COMPLAINT
               -------------------------------------------------

        Defendant Rhone-Poulenc S.A. ("Rhone-Poulenc") respectfully submits this Memorandum of Law in support of its motion to dismiss plaintiff's Complaint pursuant to Fed. R. Civ. P. 12(b)(5) and 12(b)(6).



                             PRELIMINARY STATEMENT
                             ---------------------

        On July 15, 1997, plaintiff attempted to bring suit against Rhone-Poulenc to enjoin an alleged tender offer that had not even commenced by serving its Complaint not on Rhone-Poulenc, but on one of its subsidiaries. In its haste to bring suit to enjoin conduct that Rhone-Poulenc was not even contractually permitted to take prior to July 31, 1997, plaintiff has filed a Complaint that is lacking in any substantive allegations and then served it in a procedurally deficient manner. The Complaint must be dismissed as plaintiff has failed in serve process upon the defendant itself. In the alternative, the Complaint must be dismissed because it fails to allege that Rhone-Poulenc has engaged in any conduct that violates the federal securities law.

                              STATEMENT OF FACTS/1/
                              ------------------

        Rhone-Poulenc is a French societe anonyme with its principal place of business in Courbevoie Cedex, France. Complaint (Paragraph) 6. Kenneth Steiner owns shares of Rhone-Poulenc Rorer Inc. ("Rorer"), a Pennsylvania corporation. Id. (Paragraphs) 5,7. Rhone-Poulenc owns or controls approximately 68.3% of the
--
outstanding shares of Rorer. Id. (Paragraph) 6.
                             --

        Based upon the terms of the 1990 standstill agreement between Rhone-Poulenc and Rorer, Rhone-Poulenc is precluded from acquiring the remainder of the publicly traded shares of Rorer prior to July 31, 1997. Complaint (Paragraph) 10. According to the Complaint, on June 26, 1997, Rhone-Poulenc announced that it was "considering an offer to acquire" the remaining shares of Rorer at a price of $92.00 per share. Id. (Paragraph) 8.
                                      --

        Rhone-Poulenc Inc. ("RPI), an indirect subsidiary of Rhone-Poulenc, is a New York corporation with its principal place of business in Cranbury, New Jersey. Declaration of Yves Brissy ("Brissy Dec.") sworn to August 6, 1997, attached hereto as Exhibit A, (Paragraph) 5. RPI and Rhone-Poulenc observe all corporate formalities, have separate boards of directors and maintain separate bank accounts. Id. (Paragraphs) 6,7,8. In addition, Rhone-Poulenc does not
               --
exercise any control over RPI's day-to-day business operations. Id. (Paragraph)
                                                                --
11.




-------------------
1 Except where indicated, the facts set forth herein are taken from the Complaint and those facts are assumed to be true only for the purposes of this motion.

                                   ARGUMENT
                                   --------

                                      I.

      PLAINTIFF'S SERVICE ON RPI IS INSUFFICIENT SERVICE ON RHONE-POULENC
      -------------------------------------------------------------------



        Plaintiff served his Complaint on RPI, a subsidiary of Rhone-Poulenc, at one of RPI's offices in New Jersey. Plaintiff's purported service on Rhone-Poulenc via RPI is insufficient as a matter of law and since RPI is not the alter ego or the agent of its parent Rhone-Poulenc, this Court should dismiss the action for lack of proper service.

        Service on a subsidiary as a means of obtaining jurisdiction over its parent is insufficient where the parent and the subsidiary maintain separate corporate identities, unless the subsidiary is shown to be the alter ego or the agent of the parent. See Mirrow v. Club Med. Inc., 118 F.R.D. 418, 419 (E.D.
                     ----------------------------
Pa. 1986); see also Lasky v. Continental Prods. Corp., 97 F.R.D. 716, 716-17
           ------------------------------------------
(E.D. Pa. 1983) (service on subsidiary insufficient to obtain jurisdiction over parent as plaintiff failed to allege that subsidiary was "so dominated and controlled" by parent). To meet its burden of proof that RPI is the alter ego or agent of Rhone-Poulenc, plaintiff must demonstrate that "the separate corporate identities of the subsidiary and parent are a fiction and that the subsidiary is, in fact, being operated as a department of the parent." Akzona
                                                            ------
Inc. v. E.I. Du Pont de Nemours & Co., 607 F. Supp. 227,237 (D. Del. 1984).
-------------------------------------

        As demonstrated in the Brissy Declaration, Rhone-Poulenc and RPI do maintain separate corporate identities and observe all traditional corporate formalities. Brissy Dec. (Paragraph) 6. RPI is also not the alter ego or agent of Rhone-Poulenc. RPI is a significant operating corporation with sales in 1996 of approximately $2.3 billion dollars.  Id. (Paragraph) 6.
                                                           --
Most importantly, Rhone-Poulenc does not interfere in the day-to-day operations of RPI. Id. (Paragraph) 11. In sum, Rhone-Poulenc and RPI are separate
        --
companies. The Complaint simply lacks any allegations to the contrary and in fact nowhere does it allege any basis for service Rhone-Poulenc via RPI. Therefore, service on RPI did not qualify as service on Rhone-Poulenc and the Complaint must be dismissed./2/



                                      II.

          THE COMPLAINT MUST BE DISMISSED AS IT FAILS TO ALLEGE THAT
                  RHONE-POULENC HAS COMMENCED A TENDER OFFER
                  ------------------------------------------

        Plaintiff seeks to enjoin the "offer" that Rhone-Poulenc has allegedly commenced for the remaining shares of Rorer. In considering a motion to dismiss pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure, "all allegations in the complaint and all reasonable inferences that can be drawn therefrom must be accepted as true and viewed in the light most favorable to the non-moving party." Sturm v. Clark, 835 F.2d 1009, 1011 (3d Cir. 1987). When
                    --------------
deciding motions to dismiss, the court must generally confine its review to "allegations contained in the complaint, exhibits attached to the complaint and matters of public record." Pension Benefit Guar. Corp. v. White Consol. Indus.
                           ---------------------------------------------------
Inc., 998 F.2d 1192, 1196 (3d Cir. 1993), cert. denied, 510 U.S. 1042 (1994).
----                                      ------------
Even accepting all of the allegations of the Complaint as true, the Complaint does not allege that



-------------------

2 Plaintiff has failed to comply with the requirements of the Hague Convention on Service which, since France is a signatory to it, governs service upon a foreign defendant such as Rhone-Poulenc.

Rhone-Poulenc has commenced a tender offer and in doing so, has violated either
Section 14(d) or 14(e) of the Securities Exchange Act of 1934.

        The Complaint does not allege that Rhone-Poulenc has commenced a "conventional" tender offer by publishing the required information and filing and circulating a Form 14D-1. Nor is there any allegation that Rhone-Poulenc has commenced an "unconventional" tender offer. Two judicially created tests have been used for determining whether certain conduct gives rise to an "unconventional" tender offer. In Wellman v. Dickinson, 475 F. Supp. 783
                                   --------------------
(S.D.N.Y. 1979), aff'd, 682 F.2d 355 (2d Cir. 1982), cert. denied, 460 U.S. 1069
                 -----                               ------------
(1983), the court established an eight factor test as follows:

        (1) active and widespread solicitation of public shareholders for the shares of an issuer;
        (2) solicitation made for a substantial percentage of the issuer's stock;
        (3) offer to purchase made at a premium over the prevailing market price;
        (4) terms of the offer are firm rather than negotiable;
        (5) offer contingent on the tender of a fixed number of shares, often subject to a fixed maximum number to be purchased;
        (6) offer open only for a limited period of time;
        (7) offeree subjected to pressure to sell his stock;
            . . .
        [8] public announcements of a purchasing program concerning the target company precede or accompany rapid accumulation of large amounts of the target company's securities.

Id. at 823-24.  As an alternative to the eight factor test, the Second Circuit
--
has also developed a test based upon the statutory purpose of the Williams Act to determine whether that Act should apply to particular conduct. Hanson Trust
                                                                   ------------
PLC v. SCM Corp., 774 F.2d 47 (2d Cir. 1985).  Under the Hanson test,
----------------                                         ------

        the question of whether a solicitation constitutes a "tender offer" within the meaning of (Section) 14(d) turns on whether, viewing the transaction in the light of the totality of circumstances, there appears to be a likelihood that unless the preacquisition filing strictures of that statute are followed there will be a substantial risk that solicitees will lack information needed to make a carefully considered appraisal of the proposal put before them.

774 F.2d at 57.

        Under either test, the allegations of the Complaint are insufficient to allege that Rhone-Poulenc has commenced an unconventional tender offer. There has been no active and widespread solicitation for the shares of Rorer. Rather, as the Complaint alleges, there has been a statement by Rhone-Poulenc that it might consider making an offer in the future. Complaint (Paragraph) 8. Since
-----
there has been no offer by Rhone-Poulenc, there has been no solicitation for a substantial percentage of the shares of Rorer, the "offer" did not include a premium and the terms of the alleged offer did not state that it was for a fixed number of shares or contingent on the tender of a certain number of shares. There is no set time on this alleged offer and since there is no offer, there is no pressure on any of the alleged offerees to sell their shares. Finally, since Rhone-Poulenc was contractually barred from purchasing shares of Rorer at the time when plaintiff alleged that it had commenced a tender offer, there has been no rapid accumulation of Rorer shares. Even under the Hanson test,
                                                            ------
Rhone-Poulenc's conduct does not constitute a tender offer because there is simply no information that a solicitee would require to consider and evaluate a nonexistent offer. 774 F.2d at 57. Therefore, since Rhone-Poulenc has not commenced a tender offer, it could not have violated Section 14(d).

        Section 14(e) of the Williams Act, which is a general antifraud provision, only applies to a tender offer. E.H.I. of Florida, Inc. v. Insurance
                                            ------------------------------------
Co. of N. Am., 499 F. Supp. 1053, 1063 (E.D. Pa. 1980), aff'd, 652 F.2d 310 (3d
-------------                                           -----
Cir. 1981).  As the allegations in the

Complaint cannot meet the standards for a finding that Rhone-Poulenc has commenced a tender offer, any statements made by Rhone-Poulenc do not qualify for analysis under Section 14(e). Id. (holding that Section 14(e) only applies
                                   --
if the alleged conduct constituted a tender offer). Accordingly, since Rhone-Poulenc has not commenced a tender offer, the Complaint fails to state a claim and must be dismissed.

                                  CONCLUSION
                                  ----------

        For the foregoing reasons, this Court should dismiss the Complaint pursuant to Fed. R. Civ. P. 12(b)(5) and 12(b)(6) and grant defendant such other and further relief that the Court deems appropriate.

                                        Respectfully submitted,



                                        /s/ Martha Johnston
                                        -------------------
                                        Jay A. Dubow
                                        Martha Johnston
                                        WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP
                                        Twelfth Floor Packard Building
                                        S.E. Corner 15th and Chestnut Streets
                                        Philadelphia, PA  19102-2678
                                        (215) 977-2058

                                        Counsel for Defendant Rhone-Poulenc S.A.

Dated:  August 6, 1997
        Philadelphia, Pennsylvania

Of Counsel:

Kenneth M. Kramer
Kathryn Tabner
Jennifer M. Dehmel
SHEARMAN & STERLING
153 East 53rd Street
New York, NY  10022
(212) 848-4000

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA
-------------------------------------X
 KENNETH STEINER,                    :
                                     :
                         Plaintiff,  :
                                     :          Civ. Action No.
                v.                   :          97-4605 (WHY)
                                     :
 RHONE-POULENC S.A.,                 :
                                     :
                         Defendant.  :
                                     :
-------------------------------------X


                   DECLARATION OF YVES BRISSY IN SUPPORT OF
             RHONE-POULENC S.A.'S MOTION TO DISMISS THE COMPLAINT
             ----------------------------------------------------

Yves Brissy, pursuant to 28 U.S.C. (Section) 1746, declares under penalty of perjury:

        1. I am the General Counsel of Rhone-Poulenc S.A. ("RPSA") based in Courbevoie, France. The following facts are true to the best of my knowledge.

        2. RPSA is a French Societe anonyme organized and existing under the laws of the French Republic.

        3.  RPSA's legal headquarters are in Courbevoie, France.

        4.  RPSA is not a citizen of any State of the Untied States.

        5. Rhone-Poulenc Inc. ("RPI"), a New York corporation with its principal place of business in Cranbury, New Jersey, is an indirect subsidiary of RPSA.

        6. RPI is a free-standing corporation, with sales in 1996 of approximately $2.3 billion dollars. RPI and RPSA observe all traditional corporate formalities.

        7. RPI and RPSA each maintain their own bank accounts, accounting systems, payroll systems, financial records and budgets.

        8. RPI and RPSA have separate boards of directors, with no commonality of directors between the two companies.

        9.  RPI and RPSA each file separate tax returns

       10.  RPI and RPSA do not commingle corporate assets.

       11. RPSA does not exercise any control over RPI's day-to-day business operations.

        I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.


                                        /s/ Yves Brissy
                                        Yves Brissy
                                        General Counsel

Executed on August 6, 1997 at Courbevoie, France

                            CERTIFICATE OF SERVICE
                            ----------------------

        I hereby certify that a true and correct copy of defendant Rhone-Poulenc S.A.'s Memorandum of Law and the annexed declaration of Yves Brissy was served by hand on August 6, 1997 on:


                               Robert P. Frutkin
                      Savett Frutkin Podell & Ryan, P.C.
                         320 Walnut Street, Suite 508
                       Philadelphia, Pennsylvania 19106


and by pre-paid Federal Express on:


                               Robert I. Harwood
                                Samuel K. Rosen
                    Wechsler Harwood Halebian & Feffer LLP
                               805 Third Avenue
                           New York, New York 10022


                                                       /s/ Martha Johnston
                                                       -------------------------
                                                                 Martha Johnston

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA
-------------------------------------X
 KENNETH STEINER,                    :
                                     :
                         Plaintiff,  :
                                     :          Civ. Action No.
                v.                   :          97-4605 (WHY)
                                     :
 RHONE-POULENC S.A.,                 :
                                     :
                         Defendant.  :
                                     :
-------------------------------------X


                                     ORDER
                                     -----

        AND NOW, upon consideration of the Motion of Defendant Rhone-Poulenc S.A. to dismiss the Complaint pursuant to Fed. R. Civ. P. 12(b)(5) and 12(b)(6), and any response thereto; and the Court finding that good cause exists for granting the Motion; it is hereby ORDERED and DECREED that defendants' Motion to Dismiss the Complaint is GRANTED, and the above-entitled action is hereby dismissed with prejudice.


                                        BY THE COURT:


                                        -------------------------------
                                                                J.